UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 28, 2015

Malvern Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania 000-54835 45-5307782

(State or other jurisdiction (Commission File Number) (IRS Employer of incorporation) Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania 19301

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code	(610) 644-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On July 29, 2015, Malvern Bancorp, Inc. (the “Company”), the holding company for Malvern Federal Savings Bank (the “Bank”), reported its results of operations for the quarter ended June 30, 2015.

For additional information, reference is made to the Company's press release dated July 29, 2015, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto. The press release attached hereto as Exhibit 99.1 is being furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed to be “filed” for any purpose except as otherwise provided herein.

Item 5.02(d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 28, 2015, Mr. Howard Kent was appointed to the Board of Directors of the Company to a term of office expiring at the 2018 Annual Meeting of Shareholders. Mr. Kent’s appointment to the Board of Directors of the Bank is pending, subject to non-objection by the Office of the Comptroller of the Currency.

There was no arrangement or understanding between Mr. Kent and any other person pursuant to which he was selected as a director of the Company. There are no family relationships between Mr. Kent and any of the Company’s directors and executive officers, and Mr. Kent has not engaged in any transactions with the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the Company’s press release, dated July 29, 2015, announcing Mr. Kent’s appointment is attached hereto as Exhibit 99.2 and is incorporated herein by reference thereto.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibits are included herewith.

Exhibit Number	Description
99.1	Press release reporting net income for third quarter of fiscal 2015, dated July 29, 2015

99.2	Press release regarding appointment of Mr. Howard Kent, dated July 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN BANCORP, INC.

Date: July 31, 2015	By:	/s/ Joseph D. Gangemi
Joseph D. Gangemi
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release reporting net income for third quarter of fiscal 2015, dated July 29, 2015

99.2	Press release regarding appointment of Mr. Howard Kent, dated July 29, 2015